                                                                    EXHIBIT 12.1

                                                                                                 40 WEEKS
                                                           FISCAL YEARS(1)                         ENDED
                                         ----------------------------------------------------   JANUARY 30,
                                           1996       1997       1998       1999       2000        2000
                                         --------   --------   --------   --------   --------   -----------
                                                               (DOLLARS IN THOUSANDS)
Income from continuing operations
  before income taxes, minority
  interest, discontinued operations and
  cumulative effect of accounting
  change:..............................  $110,993   $147,050   $178,885   $196,415   $159,059     $136,165
                                         --------   --------   --------   --------   --------     --------
Plus fixed charges:
  Interest on all indebtedness.........     1,429      4,035      3,567      9,837     15,243       11,540
  Distributions on Fleetwood Capital
    Trust..............................        --         --      3,936     17,523     17,525       13,144
                                         --------   --------   --------   --------   --------     --------
Total fixed charges:...................     1,429      4,035      7,503     27,360     32,768       24,684
                                         --------   --------   --------   --------   --------     --------
Less distributions on Fleetwood Capital
  Trust:...............................        --         --     (3,936)   (17,523)   (17,525)     (13,144)
Earnings:..............................  $112,422   $151,085   $182,452   $206,252   $174,302     $147,705
                                         --------   --------   --------   --------   --------     --------
  Fixed charge ratio:..................      78.7       37.4       24.3        7.5        5.3          6.0
                                         --------   --------   --------   --------   --------     --------